UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: August 17, 2007
Date of earliest event reported: June 11, 2007

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification No.)
3738 Oak Lawn Avenue
Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 11, 2007, Energy Transfer Partners, L.P. announced that Ray C. Davis, Co-Chief Executive Officer and Co-Chairman of Energy Transfer Partners, L.P. (ETP) and Co-Chairman of Energy Transfer Equity, L.P. (ETE), would retire from these positions following a transition period to transfer his duties to other members of the management team. This transition period has concluded and Mr. Davis’ retirement become effective as of August 15, 2007. As a result Mr. Davis’ retirement, Kelcy L. Warren, formerly the Co-Chief Executive Officer and Co-Chairman of ETP and Co-Chairman of ETE, become the sole Chief Executive Officer and sole Chairman of ETP and sole Chairman ETE upon the effective date of Mr. Davis’ retirement.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By: Energy Transfer Partners GP, L.P., its general partner
By: Energy Transfer Partners, L.L.C., its general partner
Dated: August 17, 2007	By:	/s/ Thomas P. Mason
Thomas P. Mason
General Counsel